UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.                )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

STARK NOVUS FINANCIAL INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 9, 2026

Dear Stockholders of Stark Novus Financial Inc.:

We are pleased to inform you that the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) of Stark Novus Financial Inc. (formerly Nu Ride Inc.) (the “Company,” “we,” “us” or “our”) will be held on Monday, November 9, 2026, at 12:00 pm New York City time. The 2026 Annual Meeting will be completely virtual and conducted via live audio webcast to enable our stockholders to participate from any location around the world that is convenient to them. You will be able to attend the virtual Annual Meeting online and submit your questions during the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/SNFI2026. Stockholders will be able to listen, vote and submit questions during the virtual meeting. The agenda of the 2026 Annual Meeting will be the following items of business, which are more fully described in this proxy statement:

Agenda Item		Board Vote Recommendation
1.	A proposal to elect two Class II directors to serve for a term of three years and until his respective successor is duly elected and qualified.	“FOR”

2.	A proposal to ratify the appointment of BDO USA, P.C. as the independent registered public accounting firm for the fiscal year ending December 31, 2026.	“FOR”

3.	Any other business as may properly come before the 2026 Annual Meeting.

All stockholders of record as of the close of business on September 15, 2026 are cordially invited to attend the 2026 Annual Meeting virtually. Please read this proxy statement carefully to ensure that you have proper evidence of stock ownership as of September 15, 2026. To attend the 2026 Annual Meeting, you must have your control number that is shown on your Notice of Internet Availability (the “Notice of Internet Availability”) or your proxy card.

Your vote is very important. Whether or not you plan to attend the 2026 Annual Meeting, we encourage you to read the proxy statement and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2026 Annual Meeting and Procedural Matters.”

Thank you for your ongoing support of Stark Novus Financial Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 9, 2026

Our Proxy Statement and Annual Report to Stockholders

will be available on or about September 16, 2026 on our website at www.starknovusfinancial.com under the Financials & Filings tab or through www.proxyvote.com.

PROXY STATEMENT

FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

i

STARK NOVUS FINANCIAL INC.

1700 Broadway, 19th Floor

New York, NY 10019

PROXY STATEMENT

FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

These proxy materials are being furnished to solicit proxies on behalf of the Board of Directors of Stark Novus Financial Inc. for use at the Annual Meeting of Stockholders to be held virtually via live audio webcast on Monday, November 9, 2026 at 12:00 p.m. New York City time, or at any adjournments or postponements thereof.

In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules, Stark Novus Financial Inc. is providing access to our proxy materials over the Internet to our stockholders rather than in paper form, which reduces the environmental impact of our annual meeting and our costs.

Accordingly, if you are a stockholder of record, a one-page Notice of Internet Availability of proxy materials has been mailed to you on or about September 16, 2026. Stockholders of record as of the close of business on September 15, 2026 may access the proxy materials on the website listed above or request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. The Notice of Internet Availability also explains how you may request that we send future proxy materials to you by e-mail or in printed form by mail. If you choose the e-mail option, you will receive an e-mail next year with links to those materials and to the proxy voting site. We encourage you to choose this e-mail option, which will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources. Your election to receive proxy materials by e-mail or in printed form by mail will remain in effect until you terminate it.

If you are a beneficial owner, you will not receive a Notice of Internet Availability directly from us, but your broker, bank or other intermediary will forward you a notice with instructions on accessing our proxy materials and directing that organization how to vote your shares, as well as other options that may be available to you for receiving our proxy materials.

We will conduct the Annual Meeting virtually and live via webcast, which may be accessed at www.virtualshareholdermeeting.com/SNFI2026. It is important that you retain a copy of the control number found on your proxy card, voting instruction form or Notice of Internet Availability, as such number will be required for you to gain access to the virtual Annual Meeting.

We expect our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), will be made available to stockholders on or about September 16, 2026 on our website at www.starknovusfinancial.com under the Financials & Filings tab or through www.proxyvote.com.

Please refer to the question entitled “What is the difference between holding shares as a stockholder of record or as a beneficial owner?” below for important details regarding different forms of stock ownership.

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QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING AND PROCEDURAL MATTERS

Q:	Why am I receiving these proxy materials?

A:	The Board of Directors of the Company (the “Board”) has made these proxy materials available on the Internet or is providing them to you in printed form. We do this in order to solicit voting proxies for use at the 2026 Annual Meeting, to be held virtually via the Internet on Monday, November 9, 2026, at 12:00 pm New York City time, and at any adjournment or postponement thereof, which may be accessed at www.virtualshareholdermeeting.com/SNFI2026. If you are a stockholder of record and you submit your proxy to us, you direct certain of our officers to vote your shares in accordance with the voting instructions in your proxy. If you are a beneficial owner and you follow the voting instructions provided in the notice you receive from your broker, bank or other intermediary, you direct such organization to vote your shares in accordance with your instructions. These proxy materials are being made available or distributed to you on or about September 16, 2026. As a stockholder, you are invited to virtually attend the 2026 Annual Meeting and we request that you vote on the proposals described in this proxy statement.

Q:	Can I attend the 2026 Annual Meeting?

A:	The 2026 Annual Meeting will be completely virtual and conducted via live audio webcast to enable our stockholders to participate from any location around the world that is convenient to them. You may virtually attend the 2026 Annual Meeting if, on September 15, 2026 (the “Record Date”), you were a stockholder of record or a beneficial owner. If you are a stockholder of record or a beneficial owner as of the Record Date, you will be able to attend the 2026 Annual Meeting through www.virtualshareholdermeeting.com/SNFI2026. Stockholders will be able to listen, vote and submit questions during the virtual meeting.

We have created and implemented the virtual format to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet service providers and telephone companies. During the live Q&A session of the 2026 Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the 2026 Annual Meeting, as time permits.

Both stockholders of record and beneficial owners through a broker, bank or other intermediary (i.e., holders of shares held in “street name”) will be able to attend the 2026 Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the 2026 Annual Meeting.

If you are a stockholder of record, your virtual control number will be on your Notice of Internet Availability or proxy card.

If you hold your shares beneficially through a bank, broker, or other intermediary, you must provide a legal proxy from your bank, broker, or other intermediary during registration and you will be assigned a virtual control number to vote your shares during the 2026 Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2026 Annual Meeting (but will not be able to vote your shares).

Technical Difficulties

If you encounter any difficulties accessing the virtual Annual Meeting webcast, please call the technical support number that will be posted on the Annual Meeting website log-in page.

Q:	Who is entitled to vote at the 2026 Annual Meeting?

A:	You may vote your shares of Class A common stock, $0.0001 par value per share (“Class A common stock”), if you owned your shares at the close of business on the Record Date. You may cast one vote for each share of Class A common stock held by you as of the Record Date on all matters presented.

In accordance with the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designation”), the holders of our Series A Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Stock”) may vote with the holders of Class A common stock on each matter presented for a stockholder vote in this proxy statement. Each share of Preferred Stock will have a number of votes equal to the shares of Class A common stock into which it can be converted as of the Record Date; provided, that, no share of Preferred Stock can entitle the holder and its affiliates to votes in excess of the applicable Ownership Limitation (as defined in the Certificate of Designation).

As of the Record Date, there were 16,369,293 shares of Class A common stock outstanding and shares of Preferred Stock convertible into 1,398,295 shares of Class A common stock, for an aggregate of 17,767,588 shares of Class A common stock.

See the questions entitled “How can I vote my shares during the 2026 Annual Meeting?” and “How can I vote my shares without attending the 2026 Annual Meeting?” below for additional details.

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Q:	What is the difference between holding shares as a stockholder of record or as a beneficial owner?

A:	You are the “stockholder of record” of any shares that are registered directly in your name with the Company’s transfer agent, VStock Transfer, LLC. We have sent the Notice of Internet Availability directly to you if you are a stockholder of record. As a stockholder of record, you may grant your voting proxy directly to the Company or to a third party. You are the “beneficial owner” of any shares (which are considered to be held in “street name”) that are held on your behalf in a brokerage account or by a bank or another intermediary that is the stockholder of record for those shares. If you are a beneficial owner, you did not receive the Notice of Internet Availability directly from the Company, but your broker, bank or other intermediary forwarded you a notice together with voting instructions for directing that organization how to vote your shares. If you are a beneficial owner, then you also may virtually attend the 2026 Annual Meeting, but because a beneficial owner is not a stockholder of record, you may not vote during the 2026 Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares at the 2026 Annual Meeting. Alternatively, you may provide voting instructions to your broker, bank or other intermediary by completing, signing and returning the voting instruction form that the broker, bank or other intermediary provides to you, or by using telephone or internet voting arrangements described on the voting instruction form, the Notice of Internet Availability or other materials that the broker, bank or other intermediary provides to you.

Under the rules of the New York Stock Exchange (“NYSE”) applicable to voting by brokers, brokers who hold shares on behalf of beneficial owners have discretion to vote such shares with respect to matters deemed to be “routine” by the NYSE without receiving voting instructions from the beneficial owners of the shares. However, brokers do not have discretion to vote such shares with respect to “non-routine” matters if they do not receive voting instructions from the beneficial owners of the shares. A “broker non-vote” occurs when a broker does not vote on a particular matter because the broker does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares or when a broker for its own internal reasons elects not to vote uninstructed shares on a routine matter. If you are a beneficial owner, we urge you to submit voting instructions to your broker to ensure your shares are voted as you desire.

Q:	How can I vote my shares during the 2026 Annual Meeting?

A:	If you are stockholder of record as of the Record Date, you will be able to virtually attend the 2026 Annual Meeting and vote by logging in through www.virtualshareholdermeeting.com/SNFI2026 and following the instructions available on the meeting website during the meeting. Please have available the 16-digit control number from the enclosed proxy card, if you received one, or from your Notice of Internet Availability. If you are a stockholder holding your shares in “street name” as of the Record Date, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. Even if you plan to virtually attend the 2026 Annual Meeting, we recommend that you also direct the voting of your shares as described below in the question entitled “How can I vote my shares without attending the 2026 Annual Meeting?” so that your vote will be counted if you later decide not to virtually attend the 2026 Annual Meeting.

Q:	How can I vote my shares without attending the 2026 Annual Meeting?

A:	Whether you hold shares as a stockholder of record or a beneficial owner, you may direct how your shares are voted without attending the 2026 Annual Meeting, by the following means:

●	By Internet — To vote over the Internet, go to www.proxyvote.com. Please have available the 16-digit control number from the proxy card, if you received one, or from your Notice of Internet Availability. Your vote must be received by 11:59 p.m., Eastern Time, on November 8, 2026, to be counted.

●	By telephone — Stockholders of record may submit proxies telephonically by following the applicable “Phone” instructions on the Notice of Internet Availability. Please have available the 16-digit control number from the proxy card, if you received one, or from your Notice of Internet Availability. Your vote must be received by 11:59 p.m., Eastern Time, on November 8, 2026, to be counted. If you are a beneficial owner of shares held in street name, please check the voting instructions in the notice provided by your broker, bank or other intermediary for telephone voting availability.

●	By mail — Stockholders of record may receive a proxy card from the Company by following the procedures in the Notice of Internet Availability. If you elect to vote by mail, please complete, sign and date the proxy card where indicated and return it in the prepaid envelope included with the proxy card. Proxy cards submitted by mail must be received by the time of the meeting for your shares to be voted. If you are a beneficial owner of shares held in street name, you may vote by mail by completing, signing and dating the voting instructions in the notice provided by your broker, bank or other intermediary and mailing it in the accompanying pre-addressed envelope.

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The proxy holders will vote your shares in accordance with your directions. If you sign the proxy form but do not make specific choices, your proxy will vote your shares as recommended by the Board. If any other matter is presented, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement, we are not aware of other matters to be acted on at the 2026 Annual Meeting other than those matters described in this proxy statement.

Q:	How many shares must be present or represented to conduct business at the 2026 Annual Meeting?

A:	A quorum is required to conduct business at the 2026 Annual Meeting. The required quorum is the holders of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company on the Record Date and entitled to vote at the 2026 Annual Meeting. Each share of Preferred Stock will have a number of votes equal to the shares of Class A common stock into which it can be converted as of the Record Date; provided, that, no share of Preferred Stock can entitle the holder and its affiliates to votes in excess of the applicable Ownership Limitation (as defined in the Certificate of Designation).

Shares represented in person or by proxy (including shares which abstain from voting and broker non-votes with respect to shares otherwise voting on a routine matter) will be counted for purposes of determining whether a quorum exists at the 2026 Annual Meeting. Under the General Corporation Law of the State of Delaware, abstentions and broker non-votes are counted as present, and therefore are included for the purposes of determining whether a quorum is present at the 2026 Annual Meeting.

Q:	What proposals will be voted on at the 2026 Annual Meeting?

A:	The proposals (the “Proposals”) scheduled to be voted on at the 2026 Annual Meeting are:

●	A proposal to elect two Class II directors listed in this proxy statement to serve for a term of three years and until his respective successor is duly elected and qualified;

●	A proposal to ratify the appointment of BDO USA, P.C. (“BDO”) as the independent registered public accounting firm for the fiscal year ending December 31, 2026; and

●	Any other business as may properly come before the 2026 Annual Meeting.

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Q:	What is the voting requirement to approve each of the Proposals?

A:

Proposals	Vote Required	Broker Discretionary Voting Allowed
Proposal One – Elect two Class II directors	Plurality of the votes cast by the stockholders entitled to vote and present or represented by proxy at the 2026 Annual Meeting	No

Proposal Two – Ratify the appointment of BDO as the independent registered public accounting firm for the fiscal year ending December 31, 2026	Majority of the votes cast by the stockholders entitled to vote and present or represented by proxy at the 2026 Annual Meeting	Yes

Q:	How are votes counted?

A:	All shares entitled to vote and that are timely voted will be counted, and all shares represented by properly executed and unrevoked proxies received prior to the 2026 Annual Meeting will be voted at the 2026 Annual Meeting as indicated in such proxies.

Proposal One — You may vote “FOR” or “WITHHOLD” on the directors up for election under Proposal One. With respect to the election of directors, the Company’s Amended and Restated Bylaws (the “Bylaws”) provide that the plurality of the votes cast by the stockholders present or represented by proxy at the meeting and entitled to vote is required to elect a director. Therefore, the nominees that receive the highest number of affirmative “FOR” votes will be elected as directors. In the event a director receives a plurality of “FOR” votes but also a majority of “WITHHOLD” votes, the Company’s Corporate Governance Guidelines (the “Corporate Governance Guidelines”) provide that a director will tender a resignation to our Corporate Governance and Nominating Committee, which will advise the Board, and the Board will then determine whether to accept such resignation. Abstentions and broker non-votes with respect to Proposal One will not be treated as votes cast.

Proposal Two — You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Two. Abstentions and broker non-votes with respect to Proposal Two are not treated as votes cast; further, it is not anticipated that there will be any broker non-votes with respect to Proposal Two because it is a routine matter. Proposal Two will be ratified if the number of shares voted “FOR” Proposal Two exceeds the total number of shares voted “AGAINST” Proposal Two.

Q:	What is the effect of not casting a vote or if I submit a proxy but do not specify how my shares are to be voted?

A:	If you are the stockholder of record and you do not vote by proxy card, by telephone, via the Internet or during the 2026 Annual Meeting, your shares will not be voted at the 2026 Annual Meeting. If you submit a proxy, but you do not provide voting instructions, your shares will be voted in accordance with the recommendations of the Board. If you are a beneficial owner and you do not provide the organization that is the stockholder of record for your shares with voting instructions, the organization will determine if it has the discretionary authority to vote on the particular matter. Under applicable regulations, brokers and other intermediaries have the discretion to vote on routine matters such as Proposal Two but do not have discretion to vote on non-routine matters (Proposal One). Therefore, if you do not provide voting instructions to that organization, it may vote your shares only on Proposal Two, and any other routine matters properly presented for a vote at the 2026 Annual Meeting. If no voting instructions are given for Proposal Two, we expect that such shares will be voted “FOR” those proposals.

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Q:	What is the effect of a “broker non-vote”?

A:	An organization that holds shares of Class A common stock for a beneficial owner will have the discretion to vote on routine proposals if it has not received voting instructions from the beneficial owner. A “broker non-vote” occurs when a broker, bank or other intermediary that is otherwise counted as present or represented by proxy does not vote on a particular matter because the broker, bank or other intermediary does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares or when a broker, bank or other intermediary, for its own internal reasons, elects not to vote uninstructed shares on a routine matter. A broker non-vote will be counted for purposes of calculating whether a quorum is present at the 2026 Annual Meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal. A broker or other nominee cannot vote without instructions on non-routine matters.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote your shares:

●	“FOR” the nominees for election as Class II directors (Proposal One); and

●	“FOR” the ratification of the appointment of BDO as the independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal Two);

Q:	Can I change my vote?

A:	Yes, you can change your vote at any time before the polls close at the Annual Meeting. There are four methods by which you can effect a change in your vote:

●	Vote again by telephone or over the Internet prior to 11:59 p.m., Eastern Standard Time, on November 8, 2026;

●	Give timely written notice to the Corporate Secretary at the address of our principal executive offices specified on the first page of this proxy statement;

●	Submit another properly completed proxy card with a later date; or

●	Attend the virtual Annual Meeting and vote in at www.virtualshareholdermeeting.com/SNFI2026. Simply attending the virtual Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

Q:	What should I do if I receive more than one Notice of Internet Availability, notice from my broker, bank or other intermediary, or set of proxy materials?

A:	You may receive more than one Notice of Internet Availability, notice from your broker, bank or other intermediary, or set of proxy materials, including multiple copies of proxy cards or voting instruction cards. For example, if you are a beneficial owner with shares in more than one brokerage account, you may receive a separate notice or voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability or proxy card. Please complete, sign, date and return each Company proxy card or voting instruction card that you receive, or follow the voting instructions on each Notice of Internet Availability or other notice you receive, to ensure that all your shares are voted.

Q:	Where can I find the voting results of the 2026 Annual Meeting?

A:	We will publish final voting results in our Current Report on Form 8-K, which will be filed with the SEC and made available on its website at www.sec.gov within four (4) business days of the 2026 Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the 2026 Annual Meeting?

A:	We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to those beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in doing so.

Q:	How may I obtain a separate copy of the Notice of Internet Availability or the proxy materials?

A:	If you are a stockholder of record and share an address with another stockholder of record, each stockholder may not receive a separate copy of the Notice of Internet Availability or proxy materials. Stockholders may request to receive separate or additional copies of the Notice of Internet Availability or proxy materials by following the instructions on the Notice of Internet Availability. Stockholders who share an address and receive multiple copies of the Notice of Internet Availability or proxy materials can also request to receive a single copy by following the instructions above.

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PROPOSAL ONE — ELECTION OF DIRECTORS

General

Our Bylaws permit the Board to establish by resolution the authorized number of directors, and five directors are currently authorized. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. The Board currently consists of five members who are divided into three classes with staggered terms.

Director Terms of Office

As required by the Company’s Third Amended and Restated Certificate of Incorporation, the Board has been divided into three classes, designated Class I, Class II and Class III. The term of the Class I director (Mr. Weiner) will expire at the 2028 Annual Meeting; the term of the Class II directors will expire at the 2026 Annual Meeting (Messrs. Burkett and Zyngier), and the term of the Class III directors (Messrs. Matina and Sole) will expire at the annual meeting of the stockholders of the Company to be held in 2027, or, in each case, on the earlier of such person’s death, resignation or removal.

Nominees for Class II Directors

Two candidates have been nominated for election as Class II directors at the 2026 Annual Meeting for a three-year term. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated each of Paul Burkett and Alexandre Zyngier for re-election as a Class II director. Biographical information of the director nominees as of September 15, 2026 is set forth below.

Name	Age	Length of Service as Director	Position with the Company
Paul W. Burkett	76	Since July 2026	Class II Director, Member of the Audit Committee and Corporate Governance and Nominating Committee
Alexandre Zyngier	57	Since March 2024	Class II Director, Chairman of the Compensation Committee and Member of the Audit Committee and Corporate Governance and Nominating Committee

Paul W. Burkett has served as Chief Executive Officer of Snoaspen Insurance Group, Inc., located in Reno, Nevada, since August 1995, where he provides risk management consulting, insurance policy and program audit services, and expert witness opinions and testimony on insurance coverage, claims handling, underwriting, and insurance company matters for both plaintiff and defense counsel. Mr. Burkett also served as Principal and Chief Operating Officer of TUITIONGard®, Ltd. from 1997 to 2006, where he was responsible for underwriting and claims handling functions, and drafted the company’s insurance contract and related endorsements. He also served as President and CEO of Meadowbrook Insurance Group of Colorado from 1992 to 2006, where among other things he assisted in developing underwriting and claims handling manuals for alternative insurance programs. Earlier in his career, Mr. Burkett held various management positions in underwriting, risk management, loss control, and insurance marketing, including as Vice President and Manager of the Risk Management Services Department at Frank B. Hall & Co. in Colorado, and in several senior management roles at SAFECO Insurance Company in California and Colorado. Since 2022, Mr. Burkett has served as an Adjunct Professor at the University of Nevada, Reno, teaching an upper-division Life and Health Insurance course in the Business College. Mr. Burkett is a licensed risk management consultant and licensed insurance producer for property, casualty, life and health insurance in Nevada. He earned his J.D. from Concord Law School, Purdue University Global, in 2007, and holds a B.A. in International Relations from the University of Minnesota, and is a veteran of the United States Air Force. We believe Mr. Burkett’s qualifications to serve on our Board include his nearly 50 years of experience in the insurance industry.

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Alexandre Zyngier has served as the Managing Director and Founder of Batuta Capital Advisors LLC, a private investment and advisory firm, since 2013. He also serves on the board of directors of Beyond Meat, a leading plant-based meat company since October 2025, Unifin Financiera SAB de CV, a Mexican finance company since August 2024, COFINA Puerto Rico, the taxing authority of Puerto Rico, since February 2019, Atari SA, a public video game company, since August 2014 and certain other private entities. Mr. Zyngier previously served on the board of directors of Urgently, Inc. from October 2025 until April 2026, Slam Corp, a public special purpose acquisition company, from February 2023 until March 2026, LazyDays Holdings Inc. from July 2025 until December 2025, Appvion Holding Corp, a private paper and packaging company, from February 2019 to December 2021, GT Advanced Technologies Inc., a private advanced materials company, from March 2016 to November 2021, and certain other public and private companies. Mr. Zyngier earned his MBA in Accounting and Finance from the University of Chicago. We believe Mr. Zyngier’s qualifications to serve on our Board include his extensive investment management experience, his knowledge of public capital markets, his experience advising companies and serving on the boards of directors of multiple public companies across diverse industries, his accounting and finance knowledge, and his expertise in corporate governance and strategic value creation.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of each of Mr. Burkett and Mr. Zyngier. Messrs. Burkett and Zyngier have accepted such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the 2026 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board to fill such vacancy.

The Board Recommends a Vote FOR the Election of the Class II Directors.

Information Regarding the Board

Background and Qualifications

The names of the members of the Board that are not up for re-election, their respective ages, their positions with the Company and other biographical information as of September 15, 2026, are set forth below.

Name	Age	Length of Service as Director	Position with the Company
Andrew L. Sole	62	Since March 2024	Chairman of the Board, Class III Director and Member of the Audit Committee and Compensation Committee
Alexander C. Matina	50	Since March 2024	Chief Executive Officer, President, Treasurer and Secretary and Class III Director
Neil Weiner	66	Since March 2024	Class I Director, Chairman of the Audit Committee and Member of the Compensation Committee and Corporate Governance and Nominating Committee

Andrew L. Sole is the Co-founder and Managing Member of Esopus Creek Advisors, the General Partner to the Esopus Creek Value Series Fund LP (“Esopus”). Esopus, launched in August 2005, is based in East Hampton, N.Y. and is a concentrated long-term value investment fund focusing on investments in small and mid-capitalization public securities, both non-distressed and distressed public companies. Mr. Sole has over 30 years of investment experience, including investments in Chapter 11 corporate reorganizations. Mr. Sole has served as a fiduciary on both official creditor and official equity holder committees in numerous bankruptcy cases over the last 18 years, including serving as the Chair of the Equity Committee in the Lordstown Motors Corp. Chapter 11 case. Prior to Esopus, Mr. Sole was a managing partner of Esopus Creek Partners and Esopus Creek Capital, the predecessor firms to Esopus, from January 2002 until August 2005. Both firms focused on long-term investments in public securities. Mr. Sole holds a Bachelor of Science in Mathematics from Union College and a J.D (cum laude and a Member of the Order of the Coif) from the Benjamin N. Cardozo School of Law of Yeshiva University, and is a licensed attorney in New York. We believe Mr. Sole’s qualifications to serve on our Board include his extensive investment management, value investing, and strategic advisory knowledge and experience, his legal training and background as a licensed attorney, and his substantial experience as an engaged, long-term stockholder and board-level participant across multiple public companies in a range of industries.

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Alexander C. Matina has served as the Chief Executive Officer of the Company since September 2025. Mr. Matina is currently the Managing Member of LANECR Consulting LLC. From 2007 through 2023, Mr. Matina served in various leadership roles, including as Portfolio Manager, at MFP Investors LLC, which invested across both public and private markets. He has served on the board of directors of Standard Nuclear, a publicly traded nuclear fuel business, since 2025, Trinity Place Holdings Inc., a publicly traded company, since 2013, Range Capital Acquisition Corp, a special purpose acquisition company, since 2024, and Range Capital Acquisition II, a special purpose acquisition company, since 2025, Clearside Biomedical, a publicly traded company, since 2026, and S&W Seed Company, a publicly traded agricultural company from 2015-2025. He is also a director of SIXGEN, a privately held cyber-security company. Mr. Matina previously served as a director of Crowheart Energy LLC, a private energy company, Madava Financial, a private energy-focused finance company, as well as other public and private boards. Mr. Matina received a Bachelor of Science in finance and accounting from Fordham University (summa cum laude) and an MBA from Columbia Business School. We believe that Mr. Matina’s qualifications to serve on our Board include his strong investment management and finance background, including experience with private equity as well as his experience with other public companies.

Neil Weiner currently manages a private family partnership, Foxhill Family Partnership, LP, which was established in 2021. Prior to this, Mr. Weiner founded Foxhill Capital Partners, LLC in 2006 as the investment manager of the Foxhill Opportunity Fund, L.P., a private fund focused on distressed and special situation investments where he served as the Chief Investment Officer. He previously was a partner at the distressed firm Triage Capital Management. Additionally, he served on the board of directors of Cambium Learning Group, a private education technology company, from 2010 to 2013 and was chairman of the audit committee. Mr. Weiner holds a Bachelor of Arts from the University of Pennsylvania and an MBA from The Wharton School at the University of Pennsylvania. We believe that Mr. Weiner’s qualifications to serve on our Board include his substantial investment and fund management experience and his extensive knowledge of, and experience in, the areas of finance, investing and capital markets, which prior experiences also demonstrate his leadership capability and business acumen.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Arrangements

On December 4, 2024, upon the recommendation of the Compensation Committee and Lyons, Benenson & Company Inc., the compensation consultant engaged by the Compensation Committee, the Board adopted the following updated director compensation program:

●	Cash: $140,000 per year, payable $35,000 quarterly in advance ($210,000 for Chairman, payable $52,500 quarterly in advance)

●	Equity: Annual RSU grant with a fair market value of $100,000 ($150,000 for Chairman), vesting in equal tranches on the first two anniversaries of the grant date, subject to acceleration in connection with a change in control. The grant date is the first trading day in January of each year.

Directors may elect to defer receipt of shares upon the earliest to occur of (i) five years from the grant date, (ii) a change in control or (iii) a separation of service. A director’s affirmative irrevocable election must be made in the calendar year prior to the grant.

The following table provides information concerning the compensation paid by us to each of our non-employee directors who served during the year ended December 31, 2025. Compensation that Mr. Matina received for his service as a director in 2025 prior to his appointment as Chief Executive Officer has been reported in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total
Andrew Sole	$210,000	$174,082	-	$384,082
Michael Wartell(2)	$140,000	$84,055	-	$224,055
Neil Weiner	$140,000	$84,055	-	$224,055
Alexandre Zyngier	$140,000	$84,055	-	$224,055

(1)	Calculated in accordance with FASB ASC Topic 718. For 2025, the Chairman received an RSU grant with a fair market value of $174,082, comprised of (i) $24,082 for the retroactive equity fees owed for 2024 and (ii) $150,000 for 2025. For 2025, the other directors received an RSU grant with a fair market value of $84,055, with the remaining portion of the May 2024 RSU grant to the other directors equal to $15,945 credited against the equity fees owed under the updated director compensation program for 2025. As of December 31, 2025, each non-employee director held the following unvested RSUs: Mr. Sole: 162,364; and Messrs. Wartell, Weiner and Zyngier: 89,761.

(2)	Mr. Wartell resigned from the Board effective as of June 30, 2026.

Equity Grant Policy and Procedures

We currently only grant annual equity-based awards of RSUs to our Board in accordance with the “Non-Employee Director Compensation Arrangements” described above. Our current compensation arrangements do not contemplate option awards. The Compensation Committee may consider a modified or updated compensation program, from time to time based on business needs, changing compensation practices or other factors, in the discretion of the Compensation Committee. The Compensation Committee does not take into account material nonpublic information in determining the timing and terms of equity-based awards, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

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CORPORATE GOVERNANCE

Governance Role of the Board of Directors

Our business and affairs are managed under the direction of the Board of Directors, which is our ultimate decision-making body, except with respect to those matters reserved for our stockholders. The Board establishes overall corporate policies, evaluates our Chief Executive Officer and senior leadership team, and acts as an advisor and counselor to management. The Board also oversees our business strategy and planning, as well as the performance of management in executing our comprehensive business plan and managing our day-to-day operations.

On July 21, 2026, we changed the name of the company to Stark Novus Financial Inc., reflecting the Company’s accomplishments since emerging from Chapter 11 proceedings and over the past year in particular. In addition to continuing to preserve and protect the Company’s substantial net operating losses, which can be used to offset future income and capital gains as described in our SEC filings, among other things we have:

●	resolved all non-contingent bankruptcy claims, quickly and under budget, resulting in the release of $16.7 million from restricted cash to unrestricted cash on the Company’s balance sheet from the reserve established for allowed and disputed claims of general unsecured creditors;

●	deployed excess cash on the balance sheet to make an acquisition that is anticipated to be cash-flow positive in the first year, as well as several loans;

●	litigated substantial and complex claims, including the ongoing Foxconn matter and insurance coverage disputes; and

●	identified and achieved cost savings each year since the Company emerged from bankruptcy.

Going forward, we remain focused on:

●	Continuing to pursue the litigations described in our periodic filings and including the Foxconn matter as well as seeking insurance coverage and reimbursement for advanced defense costs for legacy claims, as well as monitoring the other actions related to the bankruptcy case and described in our filings, including the class action lawsuit against certain prior affiliates of the Company;

●	deploying additional excess cash prudently on a risk-adjusted basis, while retaining a strong balance sheet; and

●	growing Affinity organically and potentially through targeted transactions.

Board Leadership Structure

Our Corporate Governance Guidelines currently provide that our Board leadership structure consists of a Chairman of the Board and a Chief Executive Officer both appointed by the Board. These positions may be filled by one individual or by two different individuals. Our Corporate Governance Guidelines provide that if the Chairman of the Board is not an independent director, the Board will appoint an independent director to serve as the Board’s Lead Independent Director. The primary responsibilities of the Lead Independent Director include presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors, serving as a liaison between the Chairman of the Board and/or the Chief Executive Officer and the independent directors, reviewing and approving meeting agendas, meeting schedules and information sent to the Board and being available for consultation and direct communication with stockholders, as requested and as appropriate. The Lead Independent Director also has the authority to call meetings of the independent directors of the Board or meetings of the Board.

Our current Chairman of the Board is Andrew Sole, and our current Chief Executive Officer is Alexander Matina. We believe that the separation of these offices is currently appropriate and that it is in our best interests to make these determinations from time to time.

Board Role in Risk Oversight

The Board maintains oversight of the Company’s risk management processes. The Compensation Committee periodically evaluates whether there are any risks arising from the Company’s compensation policies for employees and overall actual compensation practices that are reasonably likely to have a material adverse effect on the Company and recommends to the Board any changes deemed appropriate by such committee. The Audit Committee reviews and discusses with management and the independent registered public accounting firm the Company’s major enterprise risk exposures and the steps management has taken to monitor and control those exposures. Such review and discussion includes the Company’s policies addressing risk assessment and risk management of our operational, financial, accounting and tax matters.

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Director Independence

The Corporate Governance and Nominating Committee is responsible for evaluating the independence of directors and director nominees against the independence requirements promulgated by the SEC and makes recommendations to the Board as to the independence of directors and nominees. The Board has determined that each of the non-employee directors qualify as independent directors under the NASDAQ Rules.

Board of Directors Meetings and Attendance

The Board held four meetings during the 2025 fiscal year. All directors then in office attended at least 75% of all meetings of the Board and committees of which he was a member during 2025. Although the Company does not have a formal policy regarding attendance by members of the Board at the Company’s annual meetings of stockholders, directors are encouraged to attend.

Committees of the Board

As further described below, the Board has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Each of the Board committees is comprised solely of independent directors, and the Board may appoint a chair to each committee. Each of the committees operates under a written charter. A copy of the committee charters is available on our website at www.starknovusfinancial.com under the Governance tab and may also be obtained without charge by written request to Investor Relations, Stark Novus Financial Inc., 1700 Broadway, 19th Floor, New York, New York 10019.

Audit Committee

The Audit Committee consists of Mr. Weiner (Chair) and Messrs. Burkett, Sole and Zyngier. The Board determined that each of these members of the Audit Committee satisfies the independence requirements of the rules of the NASDAQ Stock Market (“NASDAQ Rules”) and Rule 10A-3 under the Exchange Act. Each of these members of the Audit Committee can read and understand fundamental financial statements in accordance with NASDAQ Rules related to audit committee requirements and the Board has determined that each of Mr. Weiner and Mr. Zyngier qualifies as an audit committee financial expert within the meaning of SEC regulations. During the 2025 fiscal year, the Audit Committee held four meetings.

The responsibilities of the Audit Committee are to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and (i) to assist the Board in oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications, independence and performance, the organization and performance of the Company’s internal audit function, the Company’s internal accounting and financial controls, the Company’s treasury and finance matters, and the Company’s risk management and assessment pertaining to, amongst other matters, the financial, operational, accounting and tax matters of the Company, including data privacy and security; (ii) to provide to the Board such information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board; and (iii) to prepare the report required to be prepared by the Audit Committee pursuant to the rules and regulations of the SEC for inclusion in the Company’s annual proxy statement

Compensation Committee

The Compensation Committee consists of Mr. Zyngier (Chair), Mr. Sole and Mr. Weiner. The Board determined that each of the members of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the independence requirements of the NASDAQ Rules. The Compensation Committee has the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate to carry out its duties without seeking approval of the Board or management. The Compensation Committee is authorized to retain the services of one or more executive compensation advisors to assist with the establishment and review of our compensation programs and related policies. The Compensation Committee did not engage a compensation consultant during the 2025 fiscal year. During the 2025 fiscal year, the Compensation Committee held one meeting.

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The responsibilities of the Compensation Committee include (i) together with the Company’s other independent directors, discharging the Board’s responsibilities relating to the compensation of the Company’s executive officers and directors with the intent to attract, retain, appropriately reward and motivate performance in the achievement of the Company’s business objectives and align such persons’ interests with the long-term interests of the Company’s stockholders and (ii) reviewing and recommending to the Board employee compensation plans, policies and programs.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consists of Mr. Zyngier (Chair), Mr. Burkett and Mr. Weiner. The Board determined that each of the members of the Corporate Governance and Nominating Committee satisfied the independence requirements of the NASDAQ Rules. The Corporate Governance and Nominating Committee has the authority to select, retain, terminate and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate to carry out its duties without seeking approval of the Board or management. During the 2025 fiscal year, the Corporate Governance and Nominating committee held one meeting.

The Corporate Governance and Nominating Committee is responsible for (i) identifying, evaluating and recommending individuals qualified to become members of the Board, consistent with criteria approved by the Board, (ii) selecting, or recommending that the Board select, the director nominees to stand for election at each annual meeting of stockholders of the Company or to fill vacancies on the Board, (iii) assessing and making recommendations to the Board concerning the Company’s Corporate Governance Guidelines, (iv) overseeing the annual performance evaluation of the Board and its committees and management and (v) recommending directors to serve on the committees of the Board.

Process and Considerations for Nominating Board Candidates

The Board’s objective is that its membership be composed of a diverse group of experienced and dedicated individuals. The Corporate Governance and Nominating Committee is responsible for identifying, evaluating, recruiting, and recommending qualified candidates to the Board for nomination or election and for filling vacancies occurring between annual meetings of stockholders. Candidates for membership on the Board will be reviewed in the context of the existing membership of the Board, the operating requirements of the Company, and the long-term interests of stockholders. A director’s qualifications in light of these criteria are considered at least each time such director is renominated for Board membership. The Corporate Governance and Nominating Committee may apply several criteria in selecting nominees. At a minimum, the Corporate Governance and Nominating Committee considers:

●	Personal qualities and characteristics, accomplishments and reputation in the business community;

●	Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

●	Ability and willingness to commit adequate time to Board and committee matters;

●	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

●	Diversity of viewpoints, background, experience and other demographics.

In evaluating and identifying candidates, the Corporate Governance and Nominating Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm. With regard to any candidates who are properly recommended by stockholders (as described in more detail below) or by other sources, the Corporate Governance and Nominating Committee reviews the qualifications of any such candidate. After completing its review and evaluation of director candidates, the Corporate Governance and Nominating Committee recommends the director nominees that it has determined to be qualified to the full Board.

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Stockholders desiring to suggest a candidate for consideration by the Nominating and Corporate Governance Committee must do so in accordance with our Bylaws and the securities laws, and should send a letter to the attention of the Secretary of the Company, at our principal executive offices, 1700 Broadway, 19th Floor, New York, New York 10019, Attention: Secretary, and include the information required by our Bylaws.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and beneficial owners of more than 10% of any registered class of our equity securities (each such person a “reporting person”) to file with the SEC initial reports of ownership and reports of changes in such ownership. Based solely on a review of the forms and amendments thereto filed electronically by any reporting person with the SEC during or with respect to 2025 and written representations from any such reporting person that no Form 5 is required, we believe that all reports applicable to such reporting persons were filed in a timely manner in accordance with Section 16(a) of the Exchange Act.

Insider Trading Policy

We have adopted an Insider Trading Policy which governs the purchase, sale and/or any other dispositions of our securities by the Company and its directors, officers and employees and is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable exchange listing standards. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025 and is also available on our website at www.starknovusfinancial.com.

Hedging, Short Sales and Pledging of Shares

Our Insider Trading Policy prohibits our Board members and executive officers from engaging in short sales, buying or selling put options, call options or other derivatives of the Company’s securities or engaging in hedging transactions or investing in financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s securities. Our Insider Trading Policy also provides that Board members and executive officers who desire to place Company securities in a margin account, pledge Company securities as collateral for a loan or modify an existing margin account or pledge arrangement must submit a written request for approval of the proposed transaction or modification to the General Counsel or a designee thereof at least two weeks prior to the proposed transaction. The General Counsel will have the sole discretion in determining whether to approve a margin or pledge transaction submitted for pre-approval and there is no assurance that approval will be granted. For purposes of the Insider Trading Policy, the General Counsel means the general counsel of the Company or the principal outside counsel of the Company in consultation with the Chief Executive Officer of the Company.

Clawback Policy

The Board has adopted a clawback policy effective as of October 2, 2023 that provides for the recovery of all erroneously awarded compensation received by an executive officer in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, as required under Section 10D of the Exchange Act, Rule 10D-1 promulgated under the Exchange Act and the exchange listing standards. A copy of our Clawback Policy is filed as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.

Code of Ethics and Corporate Governance Guidelines

We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”), which is applicable to our directors, officers and employees. We have also adopted Corporate Governance Guidelines. The Code of Ethics, Corporate Governance Guidelines, and the committee charters are each available on the Company’s website at www.starknovusfinancial.com. We will disclose on our website any amendment to the Code of Ethics, as well as any waivers of the Code of Ethics, which are required to be disclosed by the rules of the SEC.

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PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF BDO AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected BDO as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2026, which will include an audit of the effectiveness of the Company’s internal control over financial reporting.

Representatives of BDO are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Stockholder ratification of the selection of our independent registered public accounting firm is a matter of good corporate practice. In the event that this selection is not ratified by the affirmative vote of a majority of the shares cast during the meeting or by proxy of stockholders entitled to vote at the meeting, the appointment of the independent registered public accounting firm may be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee may, in its discretion direct the appointment of a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

Principal Accounting Fees and Services

The following table presents the fees for professional services rendered by BDO for the audit of our annual financial statements for the year ended December 31, 2025 and December 31, 2024, and the fees billed for other services rendered by BDO in those periods.

Fee Category	2025	2024
Audit Fees	$200,000	$200,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$200,000	$200,000

Audit Fees. The aggregate audit fees (inclusive of out-of-pocket expenses) billed by BDO were for professional services rendered for the audit of our annual financial statements and internal control over financial reporting, review of financial statements included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

All of the fees set forth in the table above were pre-approved by the Audit Committee.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has established a policy to review and approve the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services.

The Board Recommends a Vote FOR the Ratification of the Appointment of BDO as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026.

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REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not and will not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee is responsible for fulfilling the Board’s responsibilities as they relate to overseeing our accounting and financial reporting processes and the audits of our financial statements, monitoring the integrity of our financial statements, monitoring compliance with legal and regulatory requirements, and monitoring the independence, qualifications and performance of the independent auditors. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements with management.

The Audit Committee meets in executive session regularly with BDO USA, P.C., our independent registered public accounting firm. The Audit Committee has discussed with BDO USA, P.C. the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB and the SEC.

The Audit Committee has received the written disclosures and the letter from BDO USA, P.C., as required by applicable requirements of the PCAOB, regarding BDO USA, P.C.’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with BDO USA, P.C. its independence.

Based on the Audit Committee’s review of and discussions regarding our audited consolidated financial statements and our internal control over financial reporting with management, our internal auditors and the independent registered public accounting firm and the other reviews and discussions with the independent registered public accounting firm referred to in the preceding paragraph, subject to the limitations on the Audit Committee’s roles and responsibilities described above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Members of the Audit Committee:

Neil Weiner (Chair)
Paul Burkett
Andrew Sole
Alexandre Zyngier

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

The Company’s Board has adopted a Related Party Transaction Policy that sets forth policies and procedures for the review and approval or ratification of any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which any executive officer, director or nominee for director, any shareholder beneficially owning 5% or more of any class of the Company’s voting securities, or an immediate family member of any such person, or any entity that is controlled by any of the foregoing persons, had, has or will have a direct or indirect material interest that would need to be disclosed under Item 404(a) of Regulation S-K (a “Related Party Transaction”), including any material amendment or modification to an existing Related Party Transaction. Pursuant to this policy, the Audit Committee reviews and approves any proposed Related Party Transaction, considering, among other factors, whether the Related Party Transaction is fair to the Company and is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party and whether the Related Party Transaction would present an improper conflict of interests for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or related party, the direct or indirect nature of the director’s, executive officer’s or related party’s interest in the transaction and the ongoing nature of any proposed relationship. The Audit Committee may then approve or disapprove the transaction in its discretion. Any Related Party Transaction will be disclosed in the applicable SEC filing as required by the rules of the SEC.

Related Party Transactions

Foxconn Transactions

In the years prior to the Company’s filing for bankruptcy protection, the Company entered into a series of transactions with affiliates of Foxconn, beginning with the Agreement in Principle that was announced on September 30, 2021, pursuant to which the Company entered into definitive agreements to sell our manufacturing facility in Lordstown, Ohio under an asset purchase agreement (the “Foxconn APA”) and outsource manufacturing of the Endurance to Foxconn under a contract manufacturing agreement (the “CMA”). On November 7, 2022, the Company entered into an investment agreement with Foxconn under which Foxconn agreed to make additional equity investments in the Company (the “Investment Agreement”). The Investment Agreement superseded and replaced an earlier joint venture agreement. The Foxconn APA, the CMA and the Investment Agreement together are herein referred to as the “Foxconn Transactions.” Foxconn’s beneficial ownership of Class A common stock exceeded 5% as of November 2022 causing Foxconn to become a related party. See Part I – Item 1 – Business – Foxconn Transactions and Note 8 – Commitments and Contingencies of the Annual Report on Form 10-K for the year ended December 31, 2025 for additional information regarding the terms and status of the Foxconn Transactions. For the year ended December 31, 2025, the Company made no payments, and had no amounts payable, to Foxconn.

Engagement Letter to M3 Partners

William Gallagher, who served as the Company’s Chief Executive Officer from the March 14, 2024 until September 26, 2025, is a principal of M3 Partners. M3 Partners served as the Equity Committee’s financial consultant during the bankruptcy proceedings. Upon emergence from bankruptcy, the Company engaged M3 Partners to provide executive management and support services pursuant to the terms of the Engagement Agreement. While serving as the Company’s Chief Executive Officer, Mr. Gallagher remained employed by M3 Partners and provided his services pursuant to the Engagement Agreement. In connection with the appointment of Alexander Matina as the Company’s Chief Executive Officer on September 26, 2025, the Company entered into the Amended Engagement Agreement with M3 Partners to reflect that William Gallagher would no longer be serving in the role of Chief Executive Officer of the Company. The Amended M3 Engagement Letter provides that M3 Partners will continue to provide support to the Company, including a litigation trustee, in evaluating and managing its operations, assets and liabilities, and such other services as M3 Partners and the Company otherwise agree in writing.

Pursuant to the Amended Engagement Agreement, M3 Partners’ fees are calculated on an hourly basis. The Company incurred approximately $0.9 million in fees payable to M3 Partners under the Engagement Agreement and Amended Engagement Agreement for the year ended December 31, 2025.

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OWNERSHIP OF SECURITIES

The following table sets forth information known by us regarding the beneficial ownership of our Class A common stock and our Preferred Stock as of September 15, 2026, by:

●	each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of Class A common stock or the Preferred Stock;

●	each of our current NEOs and directors; and

●	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including restricted stock units that vest within 60 days. The beneficial ownership percentages set forth in the table below are based on 16,369,293 shares of Class A common stock issued and outstanding as of September 15, 2026. Unless otherwise noted, the address for each beneficial owner listed below is 1700 Broadway, 19th Floor, New York, NY 10019.

	Shares of Class A Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent of Class
Current Directors and Named Executive Officers
Alexander Matina(1)	82,245	*
Paul Burkett(2)	-	-
Andrew Sole(3)	890,547	5.4%
Neil Weiner(1)(4)	738,958	4.5%
Alexandre Zyngier(1)(5)	400,780	2.4%
William Gallagher	-	-
All Current Directors and Executive Officers, as a group (5 individuals)(6)	2,112,530	12.6%
Five Percent Holders
Hon Hai Precision Industry Co., Ltd.(7)	2,742,656	15.4%

*Represents beneficial ownership of less than 1%.

(1)	Includes 48,352 and 33,893 shares of Class A common stock underlying RSUs that vest within 60 days. The settlement of these RSUs will be within ten (10) days following the earliest to occur of the following events: (a) the fifth (5th) anniversary of the grant dates (which were May 13, 2024 and January 2, 2025, respectively), (b) a “change in control event” with respect to the Company, as determined in accordance with Treas. Reg. 1.409A-3(i)(5), applying the default provisions or (c) the director’s “separation from service” from the Company, as determined under Section 409A of the Internal Revenue Code.

(2)	Paul Burkett was appointed to the Board effective July 1, 2026.

(3)	Includes 48,352 and 70,195 shares of Class A common stock underlying RSUs that vest within 60 days. The settlement of these RSUs will be within ten (10) days following the earliest to occur of the following events: (a) the fifth (5th) anniversary of the grant dates (which were May 13, 2024 and January 2, 2025, respectively), (b) a “change in control event” with respect to the Company, as determined in accordance with Treas. Reg. 1.409A-3(i)(5), applying the default provisions or (c) the director’s “separation from service” from the Company, as determined under Section 409A of the Internal Revenue Code. Also includes 772,000 shares of Class A common stock owned by Esopus Creek Value Series Fund LP – Series A, and of which Esopus Creek Advisors LLC is the general partner. Mr. Sole is the sole managing member and principal of Esopus Creek Advisors LLC. Mr. Sole disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(4)	Includes 656,713 shares of Class A common stock owned by Foxhill Family Partnership, LP. Foxhill Capital Management, Inc. acts as the investment manager of Foxhill Family Partnership, L.P. Mr. Weiner and his spouse own the Foxhill Family Partnership, LP and Foxhill Capital Management, Inc. and, by virtue of such position, Mr. Weiner has voting and dispositive power over the securities held by the Foxhill Family Partnership, LP. Mr. Weiner disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(5)	Includes 318,535 shares of Class A common stock owned by HZ Investments LLC. Mr. Zyngier is the managing member of HZ Investments LLC and, by virtue of such position, has voting and dispositive power over the securities held by it. Mr. Zyngier disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(6)	Includes 193,408 and 171,874 shares of Class A common stock underlying RSUs that vest within 60 days. The settlement of these RSUs will be within ten (10) days following the earliest to occur of the following events: (a) the fifth (5th) anniversary of the grant dates (which were May 13, 2024 and January 2, 2025, respectively), (b) a “change in control event” with respect to the Company, as determined in accordance with Treas. Reg. 1.409A-3(i)(5), applying the default provisions or (c) the director’s “separation from service” from the Company, as determined under Section 409A of the Internal Revenue Code.

(7)	Information is based on the Schedule 13D/A filed with the SEC on May 3, 2023 (after giving effect to the 1:15 reverse stock split of the outstanding Class A common stock, which became effective on May 24, 2023) and includes: (i) 861,151 shares of Class A common stock held by Foxconn Ventures Pte. Ltd. (“Foxconn Ventures”) and (ii) 483,210 shares of Class A common stock held by Foxconn (Far East) Limited (“Foxconn Far East”). The amount shown in the table also includes 1,398,295 shares of Class A common stock that would be issuable upon conversion of the 300,000 shares of Preferred Stock held by Foxconn Ventures (including accrued and unpaid dividends) if such shares were converted (and such dividends were paid in kind) as of September 15, 2026. The number of shares of Class A common stock into which the Preferred Stock is convertible at the time of such conversion is subject to the Ownership Limitation (as defined in the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock). Foxconn Far East owns 54.5% of the outstanding equity interests of Foxconn Ventures and controls its board of directors. Each of Foxconn Far East, Foxconn EV Technology, Inc. (“Foxconn EV”), Foxteq Holdings Inc. (“Foxteq Holdings”), Foxteq Integration Inc. (“Foxteq Integration”) and PCE Paragon Solutions Kft. (“PCE”) is a wholly owned subsidiary of Hon Hai Precision Industry Co., Ltd. (“Hon Hai”). In this capacity, Hon Hai exercises shared voting and investment power over the shares held directly or indirectly by Foxconn Ventures, Foxconn Far East, Foxteq Holdings, Foxteq Integration, PCE and Foxconn EV. The principal address of Hon Hai is No. 66, Zhongshan Road, Tucheng Industrial Zone, Tucheng District, New Taipei City, 23680, Taiwan.

17

EXECUTIVE OFFICERS

Effective September 26, 2025, Alexander Matina was appointed as the Company’s Chief Executive Officer, President, Treasurer and Secretary. Set forth below is certain information with respect to Mr. Matina as of September 15, 2026. For additional biographical information for Mr. Matina see “Proposal One - Election of Directors – Information Regarding the Board – Background and Qualifications.”

Name	Age	Position
Alexander C. Matina	50	Chief Executive Officer, President, Secretary, and Treasurer; Class III Director

EXECUTIVE COMPENSATION

The following discussion provides information regarding the compensation arrangements for our named executive officers, or “NEOs”, who were the following for 2025:

Name	Position
Alexander Matina	Chief Executive Officer, President, Secretary, and Treasurer
William Gallagher	Former Chief Executive Officer, President, Secretary, and Treasurer

Mr. Gallagher served as Chief Executive Officer, President, Secretary and Treasurer from March 14, 2024 until September 26, 2025.

Summary Compensation Table

The following table presents information concerning the total compensation of our NEOs rendered in all capacities for each of the last two fiscal years.

Name and Principal Position	Year	Salary	Bonus	Stock Awards		All Other Compensation		Total
Alexander Matina(1)	2025	$109,514	-	$84,055	(2)	$117,667	(3)	$311,236
Chief Executive Officer, President, Secretary, and Treasurer
William Gallagher	2025	-	-	-		$261,096	(4)	$261,096
Former Chief Executive Officer, President, Secretary, and Treasurer	2024	-	-	-		$564,167	(5)	$564,167

(1)	Effective September 26, 2025, Alexander Matina was appointed as the Company’s Chief Executive Officer, President, Treasurer, and Secretary.

(2)	On February 2, 2025, Mr. Matina was granted an award of 67,786 restricted stock units as part of his annual non-employee director compensation with a fair market value of $84,055.

(3)

In 2025, Mr. Matina received an aggregate of $105,000 in cash for his service as a non-employee director prior to his appointment as Chief Executive Officer. As part of his employment agreement, Mr. Matina also received a health benefits stipend of $4,000 a month, totaling $12,667 in 2025.

(4)	Represents the amount billed by M3 Advisory Partners, LP (“M3 Partners”) to the Company for Mr. Gallagher’s services in 2025.

(5)	Represents the amount billed by M3 Partners to the Company for Mr. Gallagher’s services in 2024 and included $100,111 for Mr. Gallagher’s services during the bankruptcy in accordance with the terms of M3 Partners’ engagement by the Equity Committee. See “Engagement Agreements with M3 Partners – Arrangement with William Gallagher” below for more information.

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Narrative Disclosure to Summary Compensation Table

The following discussion provides additional information regarding the compensation arrangements of our named executive officers for 2025.

Employment Agreement with Chief Executive Officer – Alexander C. Matina

Effective September 26, 2025, the Board appointed Alexander C. Matina as Chief Executive Officer, President, Treasurer, and Secretary of the Company. Mr. Matina continues to serve on the Board following his appointment and will also serve as the “principal financial officer” of the Company for Securities Exchange Commission purposes. Pursuant to the employment agreement entered into between the Company and Mr. Matina effective September 26, 2025, Mr. Matina will receive (i) an annual base salary of $415,000, (ii) an annual grant of RSUs with a fair market value of $50,000 so long as he remains Chief Executive Officer, (iii) an annual grant of RSUs with a fair market value of $100,000, for so long as he remains a member of the Board, and (iv) reimbursement for outside healthcare costs in the amount of $4,000 per month. Mr. Matina is also eligible to receive an annual bonus in the sole discretion of the Board. Mr. Matina will not receive any compensation in connection with his service as a member of the Board in excess of the compensation provided herein. On August 26, 2026, the Compensation Committee approved the following changes to the compensation of Alexander Matina, the Company’s Chief Executive Officer, each effective September 1, 2026: (i) Mr. Matina’s annual base salary was increased to $451,750; (ii) the annual grant of restricted stock units to be made to Mr. Matina on or about the first trading day of 2027 and for each calendar year thereafter was increased to $63,250 in fair market value (such grant will otherwise have the same terms as previously in effect, including vesting in two substantially equal installments on the first and second anniversaries of the grant date, subject to acceleration upon a change in control and continued employment through each vesting date), including a pro-rated portion for the balance of 2026 (with vesting to commence on the first and second anniversaries of September 1, 2026); and (iii) Mr. Matina will receive a one-time cash bonus of $120,000, payable on September 1, 2026.

Engagement Agreement with M3 Partners – Arrangement with William Gallagher

During the bankruptcy, the Equity Committee engaged M3 Partners to provide certain services, including consulting and advisory services provided by William Gallagher. Upon emergence from bankruptcy, the Company engaged M3 Partners to provide executive management and support services pursuant to the terms of the M3 Engagement Letter, effective as of March 15, 2024. Under the terms of the M3 Engagement Letter, the Company agreed to retain M3 to provide Mr. Gallagher to serve as Chief Executive Officer, President, Treasurer, and Secretary of the Company, a role he served in until he was succeeded by Alexander Matina effective September 26, 2025. Mr. Gallagher has been, and will remain, employed by M3 Partners and provides his services pursuant to the M3 Engagement Letter.

Under the M3 Engagement Letter, M3 Partners is entitled to non-refundable professional fees based on the actual hours incurred by M3 personnel on matters pertinent to the engagement. Such fees are based upon the hourly rates as set forth in the M3 Engagement Letter, depending on the title of the applicable M3 Partners personnel. Under the terms of the M3 Engagement Letter, the hourly rate attributable to Mr. Gallagher as a Managing Director of M3 Partners was $1,075-$1,205 per hour. For 2024, the hourly rate attributable to Mr. Gallagher was $1,205 per hour. M3 Partners furnishes the Company with monthly invoices in respect of unbilled service fees accrued, and the Company is required to pay such amounts within five days after the date of service of the relevant invoice.

The engagement of M3 Partners by the Company may be terminated by either party at any time upon ten business days’ written notice. Following any such termination, neither party will have further liability to the other, except with respect to fees and expenses earned and incurred through the date of termination and any provisions of the M3 Engagement Letter which are expressly stated to survive its termination or expiration.

In connection with the appointment of Alexander Matina, the Company entered into an amended and restated engagement letter (the “Amended M3 Engagement Letter”) with M3 Partners to reflect that William Gallagher would no longer be serving in the role of Chief Executive Officer of the Company. The Amended M3 Engagement Letter provides that M3 Partners will continue to provide support to the Company (including, without limitation, a litigation trustee) in evaluating and managing its operations, assets and liabilities, and such other services as M3 Partners and the Company otherwise agree in writing.

See “Certain Relationships and Related Party Transactions – Related Party Transactions – Engagement Letter with M3 Partners” above for more information.

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Outstanding Equity Awards at 2025 Year End

Named Executive Officer	Number of Shares or Units of Stock that Have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)
Alexander Matina	89,761	(1)	$130,153	(2)

William Gallagher	-		-

(1)	Granted pursuant to RSU agreements dated as of May 13, 2024 and January 2, 2025. The vesting dates of the outstanding RSU awards granted to Mr. Matina are as follows, subject to the terms of the applicable RSU agreement: 4,395 underlying awards vest on each January 30, 2026, April 30, 2026, July 30, 2026, October 30, 2026 and January 30, 2027, respectively, and 33,893 underlying awards vest on each January 2, 2026 and January 2, 2027, respectively.

(2)	Calculated based on $1.45 per share, which was the closing market price per share of our common stock as reported on the OTC Pink at December 31, 2025.

Pay Versus Performance

The following table summarizes compensation paid to the persons serving as our principal executive officer (“PEO”) as set forth in our Summary Compensation Table, compensation actually paid to the persons serving as our PEO, average compensation paid to our Non-PEO NEOs as set forth in our Summary Compensation Table, and average compensation actually paid to our Non-PEO NEOs, each as calculated in accordance with SEC rules, and certain Company performance measures for the periods indicated:

	Summary Compensation Table Total for PEO(1)			Compensation Actually Paid to PEO(2)(3)			Average Summary Compensation	Average Compensation	Value of Initial Fixed $100 Investment Based On:
Year	Alexander Matina	William Gallagher	Edward Hightower	Alexander Matina	William Gallagher	Edward Hightower	Table Total for Non-PEO NEOs(3)	Actually Paid to Non-PEO NEOs(2)(3)	Total Shareholder Return(4)	Net Income (Loss)
2025	$311,236	$261,096	-	$325,471	$261,096	-	-	-	$62.77	$(0.619) million
2024	-	$564,167	$1,136,177	-	$564,167	$1,150,710	$757,996	$778,872	$56.71	$(8.136) million
2023	-	-	$674,783	-	-	$(1,099,427)	$646,919	$(219,583)	$ N/A	$(343.066) million

(1)	Mr. Hightower served as the Company’s PEO until March 2024, following which Mr. Gallagher served as the Company’s PEO until September 2025, following which Alexander Matina served as the Company’s PEO for the remainder of 2025.

(2)	The charts below detail the additions to and deductions from the Summary Compensation Table Totals to calculate the Compensation Actually Paid amounts.

(3)	The Non-PEO NEOs include: 2024 — Daniel Ninivaggi and Adam Kroll, and 2023 — Mr. Ninivaggi, Mr. Kroll and Melissa Leonard.

(4)	The cumulative TSR is from March 14, 2024, the date the Company emerged from bankruptcy, and is calculated as the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

The following table reconciles the PEO Summary Compensation Table totals to Compensation Actually Paid for the periods indicated:

Name and Principal Position	Year	Salary	Bonus and Non-Equity Incentive Plan Compensation	Equity Compensation	All Other Compensation	Summary Compensation Table Total	Deduction of Grant Date Fair Value of Equity Compensation from Summary Compensation Table Total(1)	(Deductions) or Additions to Summary Compensation Table Total for Equity Compensation Values(2)	Compensation Actually Paid
Alexander Matina	2025	$109,514	-	$84,055	$117,667	$311,236	$(84,055)	$98,290	$325,471
William Gallagher	2025	-	-	-	$261,096	$261,096	-	-	$261,096
	2024	-	-	-	$564,167	$564,167	-	-	$564,167
Edward Hightower	2025	-	-	-	-	-	-	-	-
	2024	$155,192	-	-	$980,985	$1,136,177	-	$14,533	$1,150,710
	2023	$674,573	-	-	$210	$674,783	-	$(1,774,210)	$(1,099,427)

(1)	Represents the grant date fair value of equity-based awards granted each year.

(2)	Reflects the value of equity awards calculated in accordance with the SEC methodology for determining Compensation Actually Paid for each period presented. The deductions and additions for the equity component of compensation actually paid for each fiscal year is further detailed in the supplemental table below.

The following table reconciles the Average Non-PEO NEO Summary Compensation Table totals to Compensation Actually Paid for the periods indicated:

Year	Average Salary	Average Bonus and Non-Equity Incentive Plan Compensation	Average Equity Compensation	Average All Other Compensation	Average Summary Compensation Table Total	Average Deductions of Grant Date Fair Value of Equity Compensation from Summary Compensation Table Total(1)	Average Additions to Summary Compensation Table Total for Equity Compensation Values(2)	Average Compensation Actually Paid
2025	$-	$-	$-	-	$-	$-	$-	$-
2024	$136,875	$-	$-	$621,121	$757,996	$-	$20,876	$778,872
2023	$454,022	$-	$-	$192,897	$646,919	$-	$(866,502)	$(219,583)

(1)	Represents the average grant date fair value of equity-based awards granted each year.

(2)	Reflects the value of equity awards calculated in accordance with the SEC methodology for determining Compensation Actually Paid for each period presented. The additions for the equity component of compensation actually paid for each fiscal year is further detailed in the supplemental table below.

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The following table includes supplemental data for the additions and deductions resulting in the equity component of PEO Compensation Actually Paid for the periods indicated:

Name and Principal Position	Year	Addition of Fair Value of Current Year Equity Awards at Fiscal Year End	(Deductions) Additions for Change in Value of Prior Years’ Awards Unvested at Fiscal Year End	Additions of Fair Value, as of the Vesting Date, of Awards that were Granted and Vested in the Same Year	Additions (Deductions) for Change in Value of Prior Years’ Awards That Vested in Fiscal Year	Deductions: Year End Fair Value of Equity Awards Granted in Prior Years that Failed to Meet Vesting Conditions	Equity Value Included in Compensation Actually Paid
Alexander Matina	2025	$98,290	—	—	—	—	$98,290
William Gallagher	2025	—	—	—	—	—	—
	2024	—	—	—	—	—	—
Edward T. Hightower	2024	—	—	—	$38,533	$(24,000)	$14,533
	2023	—	$(1,774,210)	—	—	—	$(1,774,210)

The following table includes supplemental data for the additions and deductions resulting in equity component of Non-PEO NEOs Average Compensation Actually Paid for the periods indicated:

Year	Addition of Average Fair Value of Current Year Equity Awards at Fiscal Year End	(Deductions) Additions for Average Change in Value of Prior Years’ Awards Unvested at Fiscal Year End	Additions of Average Fair Value, as of the Vesting Date, of Awards that were Granted and Vested in the Same Year	Additions (Deductions) for Average Change in Value of Prior Years’ Awards That Vested in Fiscal Year	Deductions: Year End Fair Value of Equity Awards Granted in Prior Years that Failed to Meet Vesting Conditions	Average Equity Value Included in Compensation Actually Paid
2025	—	—	—	—	—	—
2024	—	—	—	$25,376	$(4,500)	$20,876
2023	—	$(865,931)	—	(571)	—	$(866,502)

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Relationship between Compensation Actually Paid and Performance Measures

The charts below show the relationship between the Compensation Actually Paid (“CAP”) to the PEOs (as a combined total of the amounts for all PEOs during the year) and the Average Compensation Actually Paid to the Non-PEO NEOs in fiscal 2025, 2024 and 2023 to each of (1) Net loss and (2) total shareholder return (“TSR”). The aggregate PEO CAP includes amounts for Hightower in 2023, Hightower and Gallagher in 2024 and Matina and Gallagher in 2025. The TSR measurement period began on March 14, 2024, the date that the Company emerged from bankruptcy.

Relationship Between Compensation Actually Paid and Net Loss ($000s)
Compensation Actually Paid
$2,000
$1,500
$1,000
$500
$-
$(500)
$(1,000)
$(1,500)
2023
2024
2025
Net Loss
$-
$(50,000)
$(100,000)
$(150,000)
$(200,000)
$(250,000)
$(300,000)
$(350,000)
$(400,000)
PEO
Average non-PEO NEOs
Net Loss

Relationship Between Compensation Actually Paid and Total Shareholder Return ($000s)
$2,000
$1,500
$1,000
$500
$-
$(500)
$(1,000)
$(1,500)
Compensation Actually Paid
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
Total Shareholder Return
2023
2024
2025
PEO
Average non-PEO NEOs
TSR

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of December 31, 2025, regarding the Company’s equity compensation plan. The only plan pursuant to which the Company may currently make additional equity grants is the Equity Incentive Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	1,086,801	-	1,325,253
Equity compensation plans not approved by stockholders	-	-	775,110	(1)
Total	1,086,801	-	2,100,363	(2)

(1)	In accordance with the Plan, on March 14, 2024, the Board approved, adopted and ratified an amendment to the Equity Incentive Plan, as amended, to increase the number of shares of Class A common stock reserved for issuance thereunder by 775,110 shares from an aggregate of 2,224,890 shares to an aggregate of 3,000,000 shares (inclusive of the 358,224 shares underlying awards that were initially granted under the Lordstown Motors Corp.’s 2019 Equity Incentive Plan and converted into awards under the Equity Plan upon the closing of the Company’s business combination with Lordstown Motors Corp.)
(2)	On December 11, 2025, the Company’s stockholders approved an amendment to the Equity Incentive Plan to increase the number of shares of Class A common stock reserved for awards under such plan by 1,000,000 shares.

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COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any interested parties desiring to communicate with the Board of Directors regarding the Company may directly contact such directors by delivering such correspondence to such directors, or the entire Board, in care of the Secretary at Stark Novus Financial Inc., 1700 Broadway, 19th Floor, New York, New York 10019.

STOCKHOLDER PROPOSALS

You may submit proposals, including recommendations of director candidates, for inclusion in the proxy materials or meeting agenda for future stockholder meetings by following certain procedures outlined here.

For inclusion in the Company’s proxy materials — If you wish to submit a stockholder proposal to be included in our proxy statement for the 2027 annual meeting of stockholders (the “2027 Annual Meeting”) pursuant to Rule 14a-8 of the Exchange Act, we must receive your written proposal on or before May 19, 2027. However, if the Company did not hold an annual meeting the previous year, or if the date of the 2027 Annual Meeting has been changed by more than 30 days from the date of the 2026 Annual Meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials. Address the proposal to the Company’s Secretary at the address shown on the cover page of this proxy statement. The proposal must comply with Rule 14a-8, which lists the requirements for the inclusion of stockholder proposals in Company-sponsored proxy materials

To be brought at an annual meeting — If you wish to present a stockholder proposal at the 2027 Annual Meeting that is not the subject of a proposal pursuant to Rule 14a-8 of the Exchange Act, or if you wish to recommend to the Board’s Corporate Governance and Nominating Committee the nomination of a person for election to the Board, you must follow the procedures outlined in our Bylaws.

To be timely, for a nomination for director to be made by a stockholder, the stockholder’s notice must be received by the Company’s Secretary at the Company’s principal executive offices, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the 2026 Annual Meeting; provided, however, that in the event that the 2027 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day before the 2027 Annual Meeting and not later than the later of (x) the close of business on the 90th day before the 2027 Annual Meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company.

For all other stockholder proposals, to be timely, a stockholder’s notice must be received by the Company’s Secretary at the principal executive offices of the Company not later than the close of business on the 140th day nor earlier than the close of business on the 160th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior annual meeting), notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 160th day before the meeting and not later than the later of (x) the close of business on the 140th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company.

To comply with the universal proxy rules — In addition to satisfying the foregoing requirements and other procedures under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. The notice must be postmarked, or received (addressed to the Company’s Secretary at the address shown on the cover page of this proxy statement), no later than September 10, 2027 for the 2027 Annual Meeting; except that, if the date of the 2027 Annual Meeting has changed by more than 30 calendar days from the previous year, then notice must be provided by the later of September 10, 2027 or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made by the Company.

Our Bylaws are available in our SEC filings, which can be accessed on our website at www.starknovusfinancial.com under the “SEC Filings” tab in the “Financials & Filings” section. Stockholders are urged to review all applicable rules and consult legal counsel before submitting a nomination or proposal to the Company.

24

OTHER MATTERS

Our Board knows of no other matters that may be properly presented for consideration by the stockholders at the 2026 Annual Meeting. If any other matters do properly come before the meeting, however, the persons appointed in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.

ANNUAL REPORT TO STOCKHOLDERS

The Annual Report (which is not a part of our proxy soliciting materials), is being mailed with this proxy statement to those stockholders that received a copy of the proxy materials in the mail. For those stockholders that received the notice of internet availability of proxy materials, this proxy statement and our Annual Report are available at our website at www.starknovusfinancial.com. Additionally, and in accordance with SEC rules, you may access our proxy statement at www.proxyvote.com, a “cookie-free” website that does not identify visitors to the site. A copy of our Annual Report filed with the SEC will be provided to stockholders without charge upon written request directed to our Secretary at 1700 Broadway, 19th Floor, New York, New York 10019. Upon your request, we will provide you with a copy of the exhibits to the Annual Report. You may be responsible for our reasonable expenses in furnishing such exhibits. The Company makes available on or through our website free of charge our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after filing. You can also access our Annual Reports on Form 10-K and other periodic filings we make with the SEC from the EDGAR database at www.sec.gov.

HOUSEHOLDING

The SEC’s rules allow companies to send a single notice of internet availability of proxy materials or single copy of annual reports, proxy statements, prospectuses, and other disclosure documents to two or more stockholders sharing the same address, subject to certain conditions. These “householding” rules are intended to provide greater convenience for stockholders, and cost savings for companies, by reducing the number of duplicate documents that stockholders receive. If your shares are held by an intermediary broker, dealer, or bank in “street name,” your consent to householding may be sought, or may already have been sought, by or on behalf of the intermediary. If you wish to revoke consent to householding obtained by a broker, dealer, or bank that holds shares for your account, you may contact your broker. Stockholders may request to receive separate or additional copies of the Notice of Internet Availability or proxy materials by following the instructions on the Notice of Internet Availability and by (1) visiting www.ProxyVote.com, (2) calling 1-800-579-1639 or (3) sending an email to sendmaterial@proxyvote.com and a copy will be delivered to you promptly. In any event, if you did not receive an individual copy of the proxy statement or our Annual Report, we will send a copy to you promptly if you address your written request to the Secretary, Stark Novus Financial Inc., 1700 Broadway, 19th Floor, New York, New York 10019. Stockholders who share an address and receive multiple copies of the Notice of Internet Availability or proxy materials can also request to receive a single copy by following the instructions above.

25

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 8, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SNFI2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 8, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T03606-P57376 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STARK NOVUS FINANCIAL INC.

The Board of Directors recommends you vote "FOR" the following proposals:

1. Election of Class II Directors

Nominees:	**For**	**Withhold**
1a. Paul Burkett	☐	☐
1b. Alexandre Zyngier	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

T03607-P57376

STARK NOVUS FINANCIAL INC.
Annual Meeting of Stockholders
November 9, 2026 12:00 PM NYC Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Andrew Sole and Alexander Matina, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock and/or Preferred Stock, as applicable, of STARK NOVUS FINANCIAL INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM NYC Time, on November 9, 2026, virtually at www.virtualshareholdermeeting.com/SNFI2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side